Exhibit 99.2

Citi Acquisition of Wachovia’s Banking Operations September 29, 2008

1 Transaction Structure Citi acquires Wachovia’s retail bank, corporate and investment bank and private bank businesses – Citi pays $2.2 billion to Wachovia in Citi common stock – Citi assumes substantially all of Wachovia’s debt; preferred stock excluded – Wachovia remains a publicly-traded holding company consisting of its retail brokerage and asset management businesses Citi expects to raise $10 billion in common equity from the public markets Citi issues preferred stock and warrants to FDIC with a fair value of $12 billion at closing, accounted for as GAAP equity with full Tier 1 and leverage ratio benefit Quarterly dividend reduced to $0.16 per share immediately Regulatory capital relief on substantially all of the $312 billion of loss protected assets Citi enters loss protection arrangement with the FDIC on $312 billion of loss protected assets; maximum potential Citi losses of $42 billion – Citi is responsible for the first $30 billion of losses, recorded at closing through purchase accounting – Citi is responsible for the next $12 billion of losses, up to a maximum of $4 billion per year for the next three years – FDIC is responsible for any additional losses – Citi issues preferred stock and warrants to FDIC with a fair value of $12 billion at closing FDIC approved; subject to formal Federal Reserve approval and Wachovia shareholder approval Anticipated by December 31, 2008 Transaction Details Approvals Risk Mitigation Closing Capital

2 Terms of Loss Protection Arrangement with FDIC $12 billion face value of preferred shares issued to the FDIC – 6% preferred dividend – Recorded at a discount to par value 100% Tier 1 credit Discount accretes over time through retained earnings Warrants on common stock, such that the combination of the value of the warrants plus the fair value of the preferred shares total approximately $12 billion – 100% Tier 1 credit $12 billion loss protection arrangement value to be amortized over 4 years through other expenses on the income statement – 4 years reflects the expected average life of the loss protected assets

3 Loss Protected Portfolio Residential Mortgages $156 Commercial Real Estate 100 Other Assets 56 Total Loss Protected Portfolio $312 Assets ($B) $30 billion expected losses recorded purchase accounting Additional potential losses to Citi capped at $12 billion ($4 billion a year for 3 years)

4 Earnings Impact to Common Shareholders Year 1: Transaction expected to be accretive before accounting for a $2.0 billion pre-tax restructuring charge – Approximately $1.3 billion in pre-tax expense synergies, offset by revenue dis-synergies – Approximately $3.0 billion pre-tax charge related to loss protection arrangement with the FDIC (1) – 6% dividend on $12 billion face value of preferred stock and accretion of discount on the preferred stock Years 2-4: Transaction expected to be accretive under all assumptions – Fully loaded pre-tax impact of annual expense synergies of approximately $2.8-$3.2 billion, offset by revenue dis-synergies of $1.5-$1.7 billion – Restructuring charges of approximately $600 million – Approximately $3.0 billion pre-tax annual charge related to loss protection arrangement with the FDIC (1) – 6% dividend on $12 billion face value of preferred stock and accretion of discount on the preferred stock Extremely strong NPV, IRR and ROIC At closing (1) Assumes straight-line amortization of $12 billion loss protection arrangement over a f our y ear period.

Balance Sheet Impact

Pro forma as of June 30, 2008 [(1)]

Pro forma Balance Sheet	
GAAP Assets	~$2.9 Tr
Risk-weighted Assets	~$1.4 Tr
Tier 1 Capital	~$130 B
Total Capital	~$170 B

Pro forma Capital Ratios	
Tier 1	8.8%
TCE/RWMA	7.0%
Leverage ratio	5.2%
Total Capital ratio	11.8%

- **Regulatory capital relief on substantially all of the loss protected assets**
  - 150+ member due diligence team to vet loss protected assets
- **Remaining acquired assets very attractive**
- **Significant improvement of structural liquidity (i.e. Long-term debt + Deposits + Equity)**
  - Approximately 71% of total assets on a pro forma basis
- **Approximately $100 billion of Wachovia's liquid assets expected to be saleable**

(1) Assumes capital issuances and dividend of $0.16/share. Also includes impact of deferred tax asset disallowance.

5

6 Purchase Accounting Summary Estimated net book value ~$63 Purchase accounting adjustments: Write-down of existing goodwill intangibles (39) Adjustment on credit impaired loans and securities (30) Release of existing LLR related to credit impaired loans 9 Other purchase accounting adjustments, including restructuring expenses (4) Book value after purchase accounting $(1) Purchase consideration 2 Goodwill / intangibles associated with transaction 3 $B Note: Estimated at close.

7 Competitive Positioning Rank Institution Branches 1 Bank of America 6,143 2 JPMorgan Chase 5,410 3 Pro forma Citi (1) 4,365 4 Wells Fargo 3,436 5 Wachovia 3,346 10 Citi (1) 1,019 Source: SNL Datasource, except Citi and JPMorgan data. JPMorgan data from company presentations. Note: Branch data as of September 29, 2008, except Citi data; deposit data as of June 30, 2008. (1) Citi branches as of August 31st, 2008 and do not include 3,330 retail bank branches outside North America. Branches (#) Total Deposits ($B) Rank Institution Deposits 1 Pro forma Citi $1,252 2 JPMorgan Chase 911 3 Citi 804 4 Bank of America 785 5 Wachovia 448

Appendix

9 Strategic and Financial Rationale Creates a market-leading retail bank – Complementary branch and deposit footprint in very attractive markets Third largest retail branch network in the U.S. with more than 4,000 combined branches Approximately $1.3 trillion in combined global deposits – Complementary customer base, including attractive middle market and mass affluent customers Transaction structure optimizes shareholder value – Very strong NPV, IRR and ROIC – Expected to be accretive to Citi in year 1 excluding restructuring charge; expected to be significantly accretive in year 2 – Significant potential for revenue synergies not included in accretion analysis Significant risk mitigation provisions in place – Identified $312 billion of assets to be part of a loss protection arrangement with FDIC Citi is responsible for the first $42 billion of losses; FDIC covers all additional losses Citi receives regulatory capital relief on substantially all of the loss protected assets

10 Market Leading Retail Bank Wachovia footprint concentrated in high growth and wealthy markets – Located in MSAs with average population growth of 8% vs. U.S. average 6% Leading position top MSAs – 3,346 Wachovia retail branches complement existing 1,019 Citi branches – Wachovia branches concentrated in NC (#1 rank), FL (#1 rank) , PA (#2 rank) , NJ (#2 rank) – Adds 5,277 Wachovia ATMs – Significantly expands distribution of Citi cards and other consumer products and services Minimal branch overlap $448 billion Wachovia deposits complement existing $804 billion Citi deposits 3rd largest U.S. bank with 6.4% market share in deposits; targets middle market & mass affluent customers Note: Citi branch data as of August 31, 2008; deposits as of June 30, 2008.

11 Pro forma Geographic Impact Source: SNL; Data as of June 30, 2007; Proforma for pending acquisitions. 9.8% 3.4% National Deposit Share 4.0% 4 2 Citi 10.5% 13 7 Deposit Share in Top 20 MSAs # MSAs where in Top 5 # MSAs where in Top 3 Citi Pro forma Citi branches Wachovia branches

12 U.S. franchise strengthens Citi’s domestic position in $5-$50 million Calibre Family Office focused on $50 million plus Private Bank Other Strategic Benefits Top 3 largest domestic cash management services provider – Complements Citi’s global footprint U.S. mid-market corporate franchise enhances Citi’s position Corporate and Investment Bank Other Retail Banking Benefits Technology – Strong in-house retail and commercial banking platform – Highly scalable – Expect a 2-year time frame for migration to Wachovia platform Strong Talent Pool Integration capabilities – Successful track record of merger integrations Opportunity to market in 3,346 Wachovia branches (e.g. Cards/Consumer Finance) Source: Wachovia Investor presentation.